Exhibit 99.1

Tony Zingale Joins ON24 Board of Directors
Company adds 40-year enterprise software veteran and executive leader
SAN FRANCISCO and LONDON – April 11, 2022 – ON24 (NYSE: ONTF) today announced the appointment of Tony Zingale, a veteran enterprise software executive, to the company’s board of directors. Zingale is replacing Holger Staude, who transitioned off the board of directors following nearly six years of service.
Zingale brings more than 40 years of executive leadership and public company board experience to ON24, helping build profitable and high-growth enterprise software companies, including Jive Software, Mercury Interactive, and Clarify.
“Tony is a seasoned enterprise software leader, executive, and director who will be a tremendous asset to ON24 as we execute our strategic priorities around innovation, customer success, and enterprise expansion,” said Sharat Sharan, founder and CEO at ON24. “The board and I would also like to thank Holger Staude for his contributions supporting ON24 through our IPO and helping position us for our next phase of company growth.”
“ON24 is changing how B2B companies engage prospects and customers, generate better insights, and drive greater revenue in a digital-first world,” said Tony Zingale. “It’s an exciting and important time for ON24 and I look forward to playing a role in the company’s mission to transform sales and marketing and capture the significant growth opportunity ahead.”
About Tony Zingale
Zingale previously served as executive chairman of Jive Software, Inc., a pioneer of social collaboration and communication, from January 2015 until June 2017, where he also served as CEO from January 2010 until December 2014. Prior to Jive Software, he served as the president and CEO of Mercury Interactive Corporation, a business technology optimization company, from 2004 until its merger with Hewlett Packard at the end of 2006. Prior to Mercury Interactive, Zingale was president and CEO of Clarify, Inc., a CRM company, from 1998 until its acquisition in 2001. Zingale also served on the board of directors of Carbon Black, Inc., a public cybersecurity company, from December 2015 to December 2019.
About ON24
ON24 is a leading sales and marketing platform for digital engagement, delivering insights to drive revenue growth. ON24 serves more than 2,100 customers worldwide, including 3 of the 5 largest global technology companies, 4 of the 5 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers. Through interactive webinars, virtual events, and personalized content experiences, ON24 provides a system of engagement powered by AI for businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 Platform supports millions of professionals a month who are totaling billions of engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. In some cases, such statements can be identified by words such as: “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to sustain our recent revenue growth rate, attract new customers and expand sales to existing customers; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
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